UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                AMENDMENT NO. 1 TO FORM 8-K DATED JANUARY 3, 2002

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:   March 28, 2002
             (Date of earliest event reported:  January 3, 2002)

                               DISCOVERY OIL, LTD.
             (Exact name of registrant as specified  in its charter)


          DELAWARE                    0-6541           83-020790
(State or other jurisdiction        Commission   (IRS Employer
of incorporation or organization)   File No.      Identification No.)


6127  RAMIREZ  CANYON  RD.,  MALIBU,  CA               90265
(Address  of  principal  executive  offices)        (Zip  code)


Registrant's telephone number, including area code:  (310) 457-1967































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ITEM  4.   CHANGES  IN  REGISTRANT'S CERTIFYING ACCOUNTANTS

     On January 3, 2002, the Board of Directors of Discovery Oil, LTD. (the "Company") engaged DeCoria, Maichel & Teague P.S. to serve as the Company's independent accountants for the fiscal year ending December 31, 2001. Concurrently, the Board of Directors dismissed Williams and Webster, P.S., the Company's previous independent accountants. The engagement of DeCoria, Maichel & Teague P.S. and the dismissal of Williams and Webster, P.S. was pursuant to a resolution approved and passed by the Company's Board of Directors.

During the fiscal years ended December 31, 2000 and 1999, and the subsequent interim period through the date of the dismissal, (i) there were no disagreements with Williams and Webster, P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and Williams and Webster, P.S. have not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

     The accountant's report of Williams and Webster, P.S. as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, but was qualified as to the uncertainty of the Company's ability to continue as a going concern.


ITEM  7.     EXHIBIT

     Letter dated March 28, 2002, from Williams and Webster, P.S. regarding change in certifying accountants.

































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                                    SIGNATURE


  Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange
    Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               DISCOVERY OIL, LTD.
                                  (Registrant)



                   By:/s/ Andrew V. Ippolito, March 28,  2002
                      ---------------------------------------
                               Andrew V. Ippolito
                       (Principal Financial and Accounting
                                    Officer)